"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."

                                  AMENDMENT TO
                  PACIFICARE IPA MEDICARE SHARED RISK SERVICES
                                    AGREEMENT

The undersigned parties to the PacifiCare IPA Medicare Shared Risk Services Agreement between PacifiCare of California ("PacifiCare") and Santa Ana Tustin Physicians Group ("IPA") do hereby amend said Agreement as follows:

1.       Paragraph 1.32 is added to read as follows:

         1.32 RETIREE SUBSCRIBER - is a Subscriber enrolled in the Secure Horizons Retiree Health Plan, who meets all the eligibility requirements for membership in such plan and for whom all applicable premiums have been paid and received by PacifiCare.

2.       Paragraph 1.25 is amended in full to read as follows:

         1.25 SECURE HORIZONS MEDICAL AND HOSPITAL PLAN - is the prepaid health services plan offered by PacifiCare as described in the Secure Horizons Medical and Hospital Subscriber Agreement, and attachments, addendums and amendments thereto, a copy of which is attached hereto as Attachment C, incorporated herein by reference. For purposes of this Agreement, the Secure Horizons Medical and Hospital Plan shall include the Secure Horizons Retiree Health Plan.

3.       Paragraph 1.33 is added to read as follows:

         1.33 SECURE HORIZONS RETIREE HEALTH PLAN - is the health benefits plan available for Retiree Subscribers. The benefits of the Secure Horizons Retiree Health Plan are attached hereto as Attachment C and incorporated herein by reference.

4.       Paragraph 1.27 is amended in full to read as follows:

         1.27 SUBSCRIBER - is an individual who is enrolled in the Secure Horizons Medical and Hospital Plan, who meets all the eligibility requirements for membership in such plan and for whom all applicable Member Premiums have been paid and received by PacifiCare. For purposes of this Agreement, Subscribers shall include Retiree Subscribers.

5.       Paragraph 5.01 is amended in full to read as follows:

         5.01 CAPITATION PAYMENTS - PacifiCare shall make monthly Capitation Payments to IPA based on the number of Subscribers eligible to receive Medical Services from IPA.

         A.   MONTHLY HCFA PAYMENT

         [ ** ] of the Monthly HCFA Payment and LESS [ ** ] of the Monthly HCFA Payment as payment for the premium for Individual Stop Loss coverage specified in Attachment E of this Agreement less [ ** ] for the Pharmacy Control program as specified in Attachment E. The payment per Subscriber per month by PacifiCare to IPA shall be increased or decreased to reflect increases of decreases made by HCFA in the Monthly HCFA Payment. PacifiCare shall make monthly retroactive adjustments to reflect adjustments made by HCFA, if any.

         B.   RETIREE SUBSCRIBER COMPENSATION

         IPA shall receive an additional per month payment from PacifiCare for certain Retiree Subscribers whose benefit plans permit a lesser Copayment. This additional amount shall be determined by PacifiCare based on the number of Retiree Subscribers enrolled each month in each of the Copayment categories set forth below.

              For Retiree Subscribers residing in Los Angeles, Orange, San Bernardino, or Riverside Counties (standard Copayment = [ ** ])

                Copayment Paid               Monthly Payment
            By Retiree Subscriber         Per Retiree Subscriber
            ---------------------         ----------------------
                   $ 0                          $ [  **  ]
                   $ 1                          $ [  **  ]
                   $ 2                          $ [  **  ]
                   $ 3                          $ [  **  ]
                   $ 4                          $ [  **  ]
                   $ 5                          $ [  **  ]

              For Retiree Subscribers residing in San Diego and Ventura Counties (standard Copayment = $5.00):

                Copayment Paid               Monthly Payment
            By Retiree Subscriber         Per Retiree Subscriber
            ---------------------         ----------------------
                   $ 0                          $ [  **  ]
                   $ 1                          $ [  **  ]
                   $ 2                          $ [  **  ]
                   $ 3                          $ [  **  ]
                   $ 4                          $ [  **  ]
                   $ 5                          $ [  **  ]

              C.   MAMMOGRAPHY

              IPA shall receive [ ** ] for each screening and diagnostic mammography study performed above the 1987 PacifiCare-wide baseline, specific to the Secure Horizons program, for such studies. (This baseline equals 267 studies per 1,000 adult females.) The amount due to IPA shall be calculated based upon utilization data submitted by IPA and shall be paid within one hundred and fifty (150) days of the end of the current calendar year.

              D.   INSTITUTION-TO-INSTITUTION TRANSFERS

              IPA shall bill PacifiCare and PacifiCare shall pay for Medical Services Provided to Subscribers who enroll with IPA through a transfer from another PacifiCare contracted-IPA and who are in a skilled nursing facility, acute care hospital, or are receiving any other type of acute institutional care at time of enrollment with IPA. Medical Services provided to such Subscribers shall be reimbursed under this special program until the Subscriber is discharged from the institutions noted above. If Subscriber is discharged from such institution to home with home health services being provided in-lieu of hospitalization, such home health services will be covered under this program as well. Reimbursement to IPA for these Medical Services shall be at the Cost-of-Care rates included in Attachment F. See Policy and Procedure Manual for billing instructions.

6.  ATTACHMENT A "HOSPITAL SERVICES" is amended in full to read as follows:

    See Exhibit 1, attached hereto and incorporated herein by this reference.

7.  ATTACHMENT B "MEDICAL SERVICES" is amended in full to read as follows:

    See Exhibit 2, attached hereto and incorporated herein by this reference.

8. ATTACHMENT C "SECURE HORIZONS MEDICAL AND HOSPITAL SUBSCRIBER AGREEMENT" is amended in full to read as follows:

    See Exhibit 3, attached hereto and incorporated herein by this reference.

    The effective date of this Amendment is January 1, 1990.

    By signing below, both parties hereto have executed and agreed to this Amendment.

    PACIFICARE OF CALIFORNIA              IPA   Santa Ana- Tustin
                                                Physicians Group, Inc.

    By: /s/ Richard Lipeles               By:   /s/ Melvin L. Reich
       ---------------------------            ---------------------------
       Richard Lipeles, President         Title: President
                                                -------------------------
    Date:  2-12-90                        Date:    3/10/90
         -------------------------              -------------------------

                          Exhibit 1

                         ATTACHMENT A

                       HOSPITAL SERVICES


Hospital Services are authorized by IPA, are initially paid by PacifiCare and, except as otherwise indicated, are the financial responsibility of PacifiCare and IPA. A summary of most Hospital Services includes the following:

    1. INPATIENT HOSPITAL CARE - Medically Necessary inpatient hospital care, as defined by Medicare, but limited to a total of one hundred fifty (150) days per Subscriber per Year. Unlimited days of inpatient hospital care shall be provided to Subscribers, but PacifiCare shall be financially responsible for days in excess of one hundred fifty (150) days. Subscriber shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in fee-for-service rates shall be the responsibility of the Subscriber. A summary of inpatient care includes:

         a. Medical/Surgical Care, Intensive Care, Cardiac Care and other special care units (including Hospital Services associated with non-experimental transplants as defined by Medicare);
         b.   Inpatient psychiatric;
         c. Nursing Services, meals, drugs, medications (excluding take-home medications), blood transfusions;
         d.   Medical and Surgical supplies and appliances;
         e. Inpatient rehabilitation services, such as: inpatient physical, occupational and speech therapy;
         f.   Inpatient alcohol and drug treatment and rehabilitation.

    2. SKILLED NURSING - Medically Necessary Skilled Nursing Facility care, as defined by Medicare, but limited to one hundred (100) days per Subscriber per calendar year and also limited to Subscriber admissions immediately following three (3) or more days of hospitalization. Subscribers are entitled to receive one hundred fifty (150) days of Skilled Nursing Care per calendar year, but PacifiCare shall be financially responsible for days one hundred one (101) through one hundred fifty (150). In addition, PacifiCare shall be financially responsible for skilled nursing facility care for Subscribers who are admitted from home, from a hospital emergency room or from the Hospital if Subscriber was hospitalized for less than three (3) days. Refer to Policy and Procedures Manual for admit notification procedures. Patients shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in the fee-for-service rates shall be the responsibility of the Subscriber. Skilled nursing facilities must be Medicare licensed and approved.

    3. HOSPITAL BASED PHYSICIAN SERVICE - All hospital based physician services where the physician provides the professional component of an inpatient hospital based service, the hospital outpatient surgery center service, or a free-standing surgery center service. The charges of an anesthesiologist are not included as a Hospital Service. (See paragraph 8 below in this Attachment A1).

    4. TRANSPORTATION EXPENSES - Medicare approved ambulance services provided within the IPA Service Area for Subscribers. When a transfer of Subscriber from one facility to another is authorized by IPA or PacifiCare, the cost of such transfer shall be a Hospital service. The method of transfer shall be determined by IPA, but IPA shall coordinate all Subscriber transfers to or from Hospital with designated Hospital personnel. Also included are paramedic services in emergency cases in the IPA Service Area.

    5. EMERGENCY SERVICES IN THE IPA SERVICE AREA - IPA Service Area Emergency Services include emergency room charges and associated emergency room physician and ancillary charges, inpatient medical and other Medical Services which may not be delayed until facilities or physicians of the Hospital or IPA (or alternatives authorized by IPA) can be used without possible serious effects to the health of the Subscriber. Such services must be Medically Necessary Emergency Services.

    6. HOME HEALTH CARE - As determined to be Medically Necessary, as defined by Medicare and provided in lieu of hospitalization, as mutually agreed to by IPA, Hospital and PacifiCare, including any required DME and IV Therapy Services.

    7. HOSPICE CARE - Should be coordinated with Medicare for special reimbursement provisions.

    8. OUTPATIENT SURGERY - Facility, supply charges and the professional component of a hospital based physician service (as noted in paragraph 3 above) for outpatient surgery done either at Hospital or a free-standing surgery center.

    9. END STAGE RENAL DISEASE - Facility and professional charges for inpatient and outpatient dialysis services for Subscribers who are medically determined to have End Stage Renal Disease after enrollment in one of PacifiCare's health plans.

   10.   OTHER HOSPITAL SERVICES

         a. Devices surgically implanted during a hospital confinement or during an outpatient surgery performed at the Hospital outpatient surgery center or a free-standing surgery center.

         b. Treatment programs for outpatient substance abuse as defined by Medicare.

         c. Appealed Services - Hospital Services denied by IPA and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Hospital Services which the Subscriber was entitled to have furnished under the PacifiCare Secure Horizons health care delivery system.

         d.   Chemotherapy Drugs (inpatient and outpatient).

11. HOSPITAL SERVICES EXCLUDE THE FOLLOWING:

         a. Durable Medical Equipment, except as provided in paragraphs 6 and 10(a) above.

         b. Medical Services in the IPA Service Area as defined by Attachment A2 hereto.

         c.   Outpatient prescription drugs, including immunosuppressive drugs.

         d. All out-of-IPA Service Area expenses, except those elective referrals as authorized by IPA. PacifiCare, in conjunction with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility.

         e. Vision materials (lenses and frames) except for those surgically implanted during cataract surgery.

         f.   Anesthesiology services (inpatient and outpatient).

         g. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare and IPA, in conformance with state and federal law.

         h. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or accidental injury.

         i. Inpatient hospital care in excess of one hundred fifty (150) days per Subscriber per Year, except as provided in Paragraph 1 of this Attachment A1.

         j. Skilled nursing care in excess of one hundred (100) days per Subscriber per Year, except as provided in Paragraph 2 of this Attachment A1.

         k.   Respite Care

                                    EXHIBIT 2
                                  ATTACHMENT B
                                MEDICAL SERVICES

I. Medical Services, other than Hospital Services, provided in the IPA Service Area are the financial responsibility of IPA. A summary of most Medical Services includes the following:

         1. PHYSICIAN SERVICES - Subscribers shall be entitled to Medically Necessary covered inpatient and outpatient physician services included in the PacifiCare's Secure Horizons Medical and Hospital Plan. A summary of some physician services includes the following:

              a. IPA Service Area inpatient services (including anesthesiology services and physician services associated with non-experimental transplants, as defined by Medicare) and outpatient physician care.

              b.   Professional component of inpatient mental health.

              c. Outside referrals to consultants including Emergency Room consultants (not including emergency room charges).

              d. Out-of-IPA Service Area physician services when such Medical Services are rendered on an elective basis and upon approval of IPA.

2.  OUTPATIENT SERVICES - Such services include, among others:

              a.   Outpatient pathology and radiology.

              b.   Outpatient mental health (professional services only).

              c. Short term, Medically Necessary rehabilitation (speech, physical and occupational) therapy.

              d.   Health education and social services.

              e. Immunizations when determined Medically Necessary by an IPA Member Physician as recommended by the California Department of Health Services Adult Immunization Recommendations.

              f.   Periodic health evaluations.

              g.   Hearing screening, including audiogram.

              h.   Allergy testing and treatment, including allergy serum.

              i. Home health care, except when provided in lieu of hospitalization.

              j. Lenses and frames required after cataract surgery, except lenses surgically implanted during an outpatient surgery performed at Hospital or at a free-standing surgery center.

              k.   Anesthesiology services.

              l.   Mammography screening, as defined by state and federal law.

3.  DURABLE MEDICAL EQUIPMENT, PROSTHETIC DEVICES AND MEDICAL SUPPLIES

              a. Durable Medical Equipment ("DME") as defined by Medicare. IPA agrees to provide such devices and aids on an outpatient basis, determined Medically Necessary.
              b. Prosthetic devices, as defined by Medicare, except devices surgically implanted during a Hospital confinement or outpatient surgery performed at Hospital or free-standing surgery center.
              c. Medical Supplies - Supplies used in connection with treatment or to aid in the recovery of a medical condition when considered a covered expense by Medicare.

         4. OTHER SERVICES - Medical Services denied by the Participating Medical Group and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Medical Services which Subscriber was entitled to have furnished through the Secure Horizons Medical and Hospital Plan.

II. Medical Services exclude the following:

    a. Professional components on all hospital based physicians for inpatient procedures and outpatient surgeries, except anesthesiology as noted in paragraphs I(1)(a) and I(2)(k) above.
    b. Outpatient mental health visits in excess of twenty (20) visits per Subscriber Year.
    c.   Outpatient prescription drugs, including immunosuppressive drugs.
    d.   Chemotherapy drugs.
    e.   Out-of-IPA Service Area expenses, except pursuant to paragraph
         I(1)(d) above. PacifiCare, in consultation with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility consistent with state and federal law.
    f. Vision materials (lenses and frames), except following cataract surgery.
    g.   Immunizations for foreign travel and unexpected mass immunizations.
    h. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare in accordance with state and federal law and in connection with IPA.
    i. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or an accidental injury.
    j.   Respite Care.

                                  EXHIBIT 3

                                 ATTACHMENT C

              SECURE HORIZONS MEDICAL AND HOSPITAL SUBSCRIBER AGREEMENT

Secure Horizons Medical and Hospital Subscriber Agreement is available upon request. A summary of the Schedule of Benefits is attached.